                                          Registration No. 333-35751

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                  FORM S-8 POS
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             BOX HILL SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-3460176
                      (I.R.S. Employer Identification No.)

                           161 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10013
                    (Address of principal executive offices)

                 BOX HILL SYSTEMS CORP. 1995 INCENTIVE PROGRAM
                                      and
              BOX HILL SYSTEMS CORP. EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)

                                  PHILIP BLACK
                            CHIEF EXECUTIVE OFFICER
                             BOX HILL SYSTEMS CORP.
                           161 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10013
                                 (212) 989-4455
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             LEO SILVERSTEIN, ESQ.
                         BROCK FENSTERSTOCK SILVERSTEIN
                              MCAULIFFE & WADE LLC
                        ONE CITICORP CENTER - 56TH FLOOR
                            NEW YORK, NEW YORK 10022


Post Effective Amendment to File No. 333-35751, amending Exhibit 23.2 thereof.

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                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                     PROPOSED     PROPOSED
TITLE OF                             MAXIMUM      MAXIMUM
SECURITIES         AMOUNT            OFFERING     AGGREGATE        AMOUNT OF
TO BE              TO BE             PRICE PER    OFFERING         REGISTRATION
REGISTERED         REGISTERED        SHARE        PRICE            FEE
-------------------------------------------------------------------------------
Common Stock,
    par value
    $.01
    per share(1)   1,462,547 shs.    $ 3.71 (2)   $ 5,426,049.37   $1,644.26

Common Stock,
    par value
    $.01
    per share (3)    929,953 shs.    $15.00 (4)   $13,949,295.00   $4,227.06

Common Stock,
    par value
    $.01
    per share (5)    250,000 shs.    $15.00       $ 3,750,000.00   $1,136.36

         Total     2,642,500 shs.                 $23,125,344.37   $7,007.68
-------------------------------------------------------------------------------

(1) Represents shares issuable upon exercise of outstanding options issued under the Box Hill Systems Corp. 1995 Incentive Program (the "Incentive Program").

(2) Represents the average offering price of options issued pursuant to the Incentive Program.

(3) Represents additional shares reserved for issuance under the Incentive Program.

(4) Based on the maximum anticipated offering price for the Company's Common Stock in the initial public offering being conducted pursuant to the Company's registration statement on Form S-1, Registration No. 333-31873.

(5) Represents shares reserved for issuance pursuant to the Box Hill Systems Corp. Employee Stock Purchase Plan (the "Purchase Plan").

                                  ----------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 1997.


                                            BOX HILL SYSTEMS CORP.


                                            By: /s/ Philip Black
                                                -------------------------------
                                                Philip Black
                                                Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Black or Benjamin Monderer, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Box Hill Systems Corp., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 16, 1997, by the following persons in the capacities indicated.


Signature                                            Title
---------                                            -----

/s/ Benjamin Monderer                            Chairman of the
-----------------------------                    Board, President and
Benjamin Monderer                                Chief Technical Officer


/s/ Philip Black                                 Chief Executive Officer
-----------------------------                    and Director
Philip Black

                                      II-5

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/s/ Carol Turchin                                Executive Vice President
-----------------------------                    and Director
Carol Turchin



/s/ Mark A, Mays                                 Vice President, Secretary
-----------------------------                    and Director
Mark A. Mays



                                                 Director
-----------------------------
Finis F. Connor



                                                 Director
-----------------------------
Robert C. Miller



                                                 Director
-----------------------------
Mischa Schwartz



/s/ R. Robert Rebmann                            Chief Financial Officer
-----------------------------                    (Principal Financial Officer)
R. Robert Rebmann

                                      II-6